    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2000


                                                      REGISTRATION NO. 333-85781

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        UNIVERSAL HEALTH SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 23-2077891
   (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406
                                 (610) 768-3300
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                           ALAN B. MILLER, PRESIDENT
                        UNIVERSAL HEALTH SERVICES, INC.
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406
                                 (610) 768-3300
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
           COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS
               SENT TO THE AGENT FOR SERVICE, SHOULD BE SENT TO:

                            Anthony Pantaleoni, Esq.
                          Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 318-3000
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
     TITLE OF EACH CLASS OF           PROPOSED MAXIMUM AGGREGATE
   SECURITIES TO BE REGISTERED             OFFERING PRICE(1)             AMOUNT OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Debt Securities..................            $500,000,000                        $139,000(2)
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.


(2) Previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2000


PROSPECTUS

                        UNIVERSAL HEALTH SERVICES, INC.

                                DEBT SECURITIES

                            ------------------------

     This prospectus describes debt securities which we may issue and sell at various times:

     - Our debt securities may be debentures, notes or other unsecured evidences of our indebtedness;

     - We may issue them in one or several series;

     - The total principal amount of our debt securities to be issued under this prospectus will be not more than $500,000,000; and

     - The terms of each series of our debt securities (interest rates, maturity, redemption provisions and other terms) will be determined at the time of sale and will be specified in a prospectus supplement. The prospectus supplement will be delivered together with this prospectus at the time of the sale.

     We may sell our debt securities to or through underwriters, dealers or agents. We may also sell our debt securities directly to investors. More information about the way we will distribute our debt securities is under the heading "Plan of Distribution." Information about the underwriters or agents who will participate in any particular sale of our debt securities will be in the prospectus supplement relating to that series of our debt securities.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is             , 2000.

     We have not authorized anyone to give any information or to make any representations concerning the offering or our debt securities except that which is in this prospectus or in the prospectus supplement which is delivered with this prospectus, or which is referred to under "Where You Can Find Additional Information." If anyone gives or makes any other information or representations, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than our debt securities which are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than our debt securities in any circumstances in which an offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of our debt securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should be aware that information in this prospectus may change after this date.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Where You Can Find Additional Information...................    3
Universal Health Services, Inc..............................    4
Ratio of Earnings to Fixed Charges..........................    4
Use of Proceeds.............................................    5
Description of Our Debt Securities..........................    5
Plan of Distribution........................................   10
Legal Matters...............................................   11
Experts.....................................................   11

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934. Therefore, we file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. You may also obtain our SEC filings from the SEC's Web site on the Internet that is located at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" much of the information we file with them (File No. 1-10765), which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate our offering of our debt securities:

     - Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and


     - Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999.


     The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus by not delivered with this prospectus. We will provide this information to you upon written or oral request at no cost to you. You may request this information from us at Universal Health Services, Inc., Universal Corporate Center, P.O. Box 61558, 367 South Gulph Road, King of Prussia, Pennsylvania 19406-0958, Attention: Secretary, Telephone:
(610) 768-3300.

     We have filed with the SEC a Registration Statement to register our debt securities under the Securities Act of 1933. This prospectus omits certain information contained in the Registration Statement, as permitted by SEC rules. You may obtain copies of the Registration Statement, including exhibits, as noted in the first paragraph above.

                        UNIVERSAL HEALTH SERVICES, INC.

     We own and operate acute care hospitals, behavioral health centers, ambulatory surgery centers, radiation oncology centers and women's centers. Presently, we operate 47 hospitals, consisting of 21 acute care hospitals and 23 behavioral health centers and three women's centers, in Arkansas, California, the District of Columbia, Florida, Georgia, Illinois, Indiana, Louisiana, Massachusetts, Michigan, Missouri, Nevada, New Jersey, Oklahoma, Pennsylvania, Puerto Rico, South Carolina, Texas and Washington. As part of our Ambulatory Treatment Centers Division, we own outright, or in partnership with physicians, and operate or manage 24 surgery and radiation oncology centers located in 12 states and the District of Columbia.

     Our hospitals provide a broad range of services, including general surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, pediatric services and behavioral health services.

     We selectively seek opportunities to expand our base of operations by acquiring, constructing or leasing additional hospital facilities. As a result, we may gain access to new markets and new healthcare delivery capabilities. We also seek to increase the operating revenues and profitability of owned hospitals by introducing new services, improving existing services, recruiting qualified physicians and applying financial and operational controls. We also continue to examine our facilities and to dispose of those facilities which we believe do not have the potential to contribute to our growth or operating strategy.

     Our principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406-0958. Our telephone number is (610) 768-3300.

                       RATIO OF EARNINGS TO FIXED CHARGES


     The following table sets forth our consolidated ratio of earnings to fixed charges for each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998 and for the nine months ended September 30, 1999.



                                                YEAR ENDED DECEMBER 31,
                                          ------------------------------------    NINE MONTHS ENDED
                                          1994    1995    1996    1997    1998    SEPTEMBER 30, 1999
                                          ----    ----    ----    ----    ----    ------------------
Ratio of earnings to fixed charges......  3.5     3.2     3.3     4.0     3.9            4.2


     For purposes of calculating these ratios, earnings represent the sum of (i) pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees,
(ii) fixed charges and (iii) amortization of capitalized interest. Fixed charges consist of the total of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) estimated interest within rental expense.

                                USE OF PROCEEDS

     Unless otherwise provided in the prospectus supplement which accompanies this prospectus, we intend to add the net proceeds from the sale of our debt securities to our general funds. We expect to use the proceeds for general corporate purposes, including working capital, capital expenditures and the repayment of short-term borrowings. Before we use the proceeds for these purposes, we may invest the proceeds in interest-bearing time deposits or short-term marketable securities.

                       DESCRIPTION OF OUR DEBT SECURITIES

     This section describes some of the general terms of our debt securities. The prospectus supplement will describe the particular terms of the debt securities we are offering. The prospectus supplement will also indicate the extent, if any, to which these general terms may not apply to the debt securities we are offering.


     We will issue our debt securities under an indenture between us and Bank One Trust Company, N.A., which is serving as trustee. The indenture is an exhibit to the registration statement of which this prospectus is a part. We are summarizing certain important provisions of our debt securities and the indenture. This is not a complete description of the important terms. You should refer to the specific terms of the indenture for a complete statement of the terms of the indenture and our debt securities.


GENERAL

     Our debt securities will be unsecured obligations of ours.

     The indenture does not limit the amount of debt securities that we may issue under the indenture, nor does it limit other debt that we may issue. We may issue our debt securities at various times in different series, each of which may have different terms.

     We expect that the prospectus supplement relating to the particular series of debt securities we are offering will include the following information concerning those debt securities:

     - The title of the debt securities;


     - Any limit on the aggregate amount of debt securities that we may offer;


     - The price at which we are offering our debt securities. We will usually express the price as a percentage of the principal amount;

     - The maturity date of our debt securities;

     - The interest rate per annum on our debt securities. We may specify a fixed rate or a variable rate, or we may offer debt securities that do not bear interest but are sold at a substantial discount from the amount payable at maturity;

     - The date from which interest on our debt securities will accrue;

     - The dates on which we will pay interest and the regular record dates for determining who is entitled to receive the interest;

     - If applicable, the dates on which or after which, and the prices at which, we are required to redeem our debt securities or have the option to redeem our debt securities;

     - If applicable, any limitations on our right to defease our obligations under our debt securities by depositing cash or securities;

     - The amount that we would be required to pay if the maturity of our debt securities is accelerated, if that amount is other than the principal amount;

     - Any additional restrictive covenants or other material terms relating to our debt securities;

     - Any additional events of default that will apply to our debt securities; and

     - If we will make payments on our debt securities in any currency other than United States dollars, the currency or composite currency in which we will make those payments. If the currency will be determined under an index, the details concerning such index.

PAYMENTS ON DEBT SECURITIES

     We will make payments on our debt securities at the office or agency we will maintain for that purpose (which will be the Corporate Trust Office of the trustee in New York, New York unless we indicate otherwise in the prospectus supplement) or at such other places and at the respective times and in the manner as we designate in the prospectus supplement. As explained under "Book-Entry Debt Securities" below, The Depository Trust Company or its nominee will be the initial registered holder unless the prospectus supplement provides otherwise.

FORM, DENOMINATIONS AND TRANSFERS

     Unless otherwise indicated in the prospectus supplement:

     - Our debt securities will be in fully registered form, without coupons, in denominations of $1,000 or any multiple thereof; and

     - We will not charge any fee to register any transfer or exchange of our debt securities, except for taxes or other governmental charges (if any).

CERTAIN COVENANTS

     Unless we otherwise specify in the prospectus supplement, there will not be any covenants in the indenture or our debt securities that would protect you against a highly leveraged or other transaction involving us that may adversely affect you as a holder of our debt securities. If there are provisions that offer such protection, they will be described in the prospectus supplement.

     Limitations on Liens. Under the indenture, we and our Restricted Subsidiaries (defined below) may not issue, assume or guarantee any debt for money borrowed, which is secured by a lien on a Principal Property (defined below) or shares of stock or indebtedness of any Restricted Subsidiary, unless the lien similarly secures your debt securities. This restriction will not apply to indebtedness that is secured by:

     - liens existing on the date of the indenture;

     - liens in favor of governmental bodies securing progress, advance or other payments;

     - liens existing on property, capital stock or indebtedness at the time of acquisition (including acquisition through lease, merger or consolidation);


     - liens securing the payment of all or any part of the purchase price of the acquired property or the purchase price of construction, installation, renovation, improvement or development on or of the acquired property or securing any indebtedness incurred prior to, at the time of or within 360 days after the later of the acquisition, completion of the construction, installation, renovation, improvement or development or the commencement of full operation of the acquired property (provided that the amount of such indebtedness does not exceed the expense incurred to construct, install, renovate, improve or develop the acquired property) or within 360 days after the acquisition of the capital stock or indebtedness for the purpose of financing all or any part of the purchase price;


     - liens securing indebtedness in an aggregate amount which, at the time of incurrence and together with all outstanding Attributable Debt (defined below) in respect of sale and leaseback transactions where, at the time of incurrence, we would be entitled under the indenture to create or assume a lien on the Principal Property securing indebtedness in an amount at least equal to the Attributable Debt in respect of that transaction (without equally and ratably securing our debt securities described in this prospectus), does not exceed 10% of our consolidated net tangible assets;

     - liens securing indebtedness owed to us or to a Restricted Subsidiary; and

     - any extension, renewal or replacement, in whole or in part, of any of the liens described above.


     A Restricted Subsidiary is a direct or indirect subsidiary of ours if substantially all of its property is located in the continental United States and if it owns any Principal Property (except a subsidiary principally engaged in leasing or in financing receivables or overseas operations).


     A Principal Property is any property, plant, equipment or facility of ours or any of our Restricted Subsidiaries, except that any property, plant, equipment or facility of ours or any of our Restricted Subsidiaries which does not equal or exceed 3% of our consolidated net tangible assets shall not constitute a Principal Property of ours unless our Board of Directors or our management deems it to be material to us and our Restricted Subsidiaries, taken as a whole. Principal Property shall not include accounts receivable or inventory of ours or any of our Restricted Subsidiaries; provided, however, that individual items of property, plant, equipment or individual facilities of ours or any of our Restricted Subsidiaries shall not be combined in determining whether that property, plant, equipment or facility constitutes a Principal Property of ours, whether or not they are the subject of the same transaction or series of transactions.

     Attributable Debt means, with respect to any sale and leaseback transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under the lease for net rental payments during the remaining term of the lease (including any period for which the lease has been extended or may, at our option, be extended).

     Limitation on Sale and Leaseback Transactions. We and our Restricted Subsidiaries may not enter into sale and leaseback transactions involving any Principal Property unless:

     - we or our Restricted Subsidiary sell that Principal Property within 360 days from the date of acquisition or completion of the construction or commencement of full operations of that Principal Property, whichever is later; or

     - we or our Restricted Subsidiary (within 120 days after the sale) reduce funded debt, which is not subordinated in right of payment to our debt securities described in this prospectus, by an amount not less than the greater of the net proceeds of the sale and leaseback transaction or the fair value of that Principal Property.

     This restriction will not prevent a sale and leaseback transaction of any Principal Property:

     - if the lease is for a period (including renewals) of not more than 36 months; or

     - if we or our Restricted Subsidiary would, at the time of incurrence, be entitled under the indenture to create or assume a lien on that Principal Property securing indebtedness in an amount at least equal to the Attributable Debt in respect of the sale and leaseback transaction (without equally and ratably securing our debt securities described in this prospectus).

     Restrictions on Consolidation, Merger or Sale. We may not consolidate or merge or sell or convey all or substantially all of our assets unless the surviving corporation (if it is not us) is a domestic corporation and assumes our obligations under our debt securities and the indenture and unless, under the indenture, there is no event of default as a result of the transaction.

DEFEASANCE

     The indenture includes provisions allowing defeasance that we may choose to apply to our debt securities of any series. If we do so, we would deposit with the trustee or another trustee money or U.S. government obligations sufficient to make all payments on those debt securities. If we make such a deposit with respect to your debt securities, we may elect either:

     - to be discharged from all our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

     - to be released from our restrictions described above relating to liens and sale and leaseback transactions.

     To establish such a trust, we must deliver to the trustee an opinion of our counsel that the holders of our debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. There may be additional provisions relating to defeasance which we will describe in the prospectus supplement.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     If certain events of default by us specified in the indenture happen and are continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of a series may declare the principal and accrued interest, if any, of all securities of that series to be due and payable. If other specified events of default happen and are continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of all series may declare the principal and accrued interest, if any, of all the outstanding debt securities to be due and payable.

     An event of default in respect of any series of our debt securities means:

     - our failure to pay any interest on that series within 30 days of when due;

     - our failure to pay any principal, sinking fund installment or analogous obligation on that series when due;

     - our failure to perform any other agreement in our debt securities of that series or the indenture (other than an agreement relating solely to another series of our debt securities) for 90 days after notice;

     - acceleration of our indebtedness aggregating more than $20,000,000;

     - our failure to discharge any judgment of $20,000,000 or more within 60 days after the judgment becomes final and nonappealable; and

     - certain events of our bankruptcy, insolvency and reorganization.

     Within 90 days after a default in respect of any series of our debt securities, the trustee must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it in good faith determines that withholding is in the interest of such holders. The term "default" means, for this purpose, the happening of any event of default, disregarding any grace period or notice requirement.

     Before the trustee is required to exercise rights under the indenture at the request of holders, it is entitled to be indemnified by such holders, subject to its duty, during an event of default, to act with the required standard of care.

     If any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of that series.

     We must file an annual certificate with the trustee that we are in compliance with conditions and covenants under the indenture.


     The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, or the holders of a majority of all outstanding debt securities voting as a single class, on behalf of the holders of all outstanding debt securities, may waive some past defaults or events of default, or compliance with certain provisions of the indenture, but may not waive among other things an uncured default in payment.

MODIFICATION OR AMENDMENT OF THE INDENTURE

     If we receive the consent of the holders of a majority in principal amount of the outstanding debt securities affected, we may enter into supplemental indentures with the trustee that would:

     - add, change or eliminate provisions in the indenture; or

     - change the rights of the holders of our debt securities.

     However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of those holders:

     - change the maturity;

     - reduce the principal amount or any premium;

     - reduce the interest rate or extend the time of payment of interest;

     - reduce any amount payable on redemption or reduce the amount of the principal of an original issue discount security that would be payable on acceleration;

     - impair or affect the right of any holder to institute suit for payment;

     - change any right of the holder to require repayment; or


     - reduce the requirement for majority approval of supplemental indentures.


REGARDING THE TRUSTEE


     The trustee is Bank One Trust Company, N.A. The trustee is a lender to us under our revolving credit agreement. From time to time, we may enter into other banking relationships with the trustee.


BOOK-ENTRY DEBT SECURITIES

     The prospectus supplement will indicate whether we are issuing the related debt securities as book-entry securities. Book-entry securities of a series will be issued in the form of one or more global notes that will be deposited with The Depository Trust Company (DTC), New York, New York, and will evidence all of our debt securities of that series. This means that we will not issue certificates to each holder. We will issue one or more global securities to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased our debt securities. The participant will then keep a record of its clients who own our debt securities. Unless it is exchanged in whole or in part for a security evidenced by individual certificates, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global notes will be made only through, records maintained by DTC and its participants. Each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder of our debt securities under the indenture.

     The laws of some jurisdictions require that certain purchasers of securities such as our debt securities take physical delivery of those securities in definitive form. These limits and laws may impair your ability to acquire or transfer beneficial interests in the global security.

     We will make payments on each series of book-entry debt securities to DTC or its nominee, as the sole registered owner and holder of the global security. Neither we, the trustee nor any of our respective agents will be responsible or liable for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC's records relating to such beneficial ownership interests.

     DTC has advised us that, when it receives any payment on a global security, it will immediately, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC's records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is now the case with securities held for customer accounts registered in "street name") and will be the sole responsibility of such participants.

     A global security representing a series will be exchanged for certificated debt securities of that series only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor within 90 days;

     - we decide that the global security shall be exchangeable; or

     - there is an event of default under the indenture or an event which with the giving of notice or lapse of time or both would become an event of default with respect to our debt securities represented by that global security.

If that occurs, we will issue our debt securities of that series in certificated form in exchange for that global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for our debt securities of that series equal in principal amount to such beneficial interest and to have those debt securities registered in its name. We would issue the certificates for those debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.

     DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

                              PLAN OF DISTRIBUTION

     We may sell our debt securities to or through one or more underwriters or dealers, and also may sell our debt securities directly to other purchasers or through agents. These firms may also act as our agents in the sale of our debt securities. Only underwriters named in the prospectus supplement will be considered as underwriters of our debt securities offered by the prospectus supplement. We may distribute our debt securities at different times in one or more transactions. We may sell our debt securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of our debt securities, underwriters may receive compensation from us or from purchasers of our debt securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our debt securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our debt securities may be considered underwriting discounts and commissions under the Securities Act of 1933. We will identify any such underwriter or agent, and we will describe any such compensation, in the Prospectus Supplement.

     We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our debt securities against certain liabilities, including liabilities under the Securities Act of 1933. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of such liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by certain institutions to purchase our debt securities from us under contracts which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our debt securities, we will indicate that in the prospectus supplement.

     In connection with an offering of our debt securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our debt securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our debt securities for their own account. In addition, underwriters may bid for, and purchase, our debt securities in the open market to cover short positions or to stabilize the price of our debt securities. Finally, underwriters may reclaim selling concessions allowed for distributing our debt securities in the offering if the underwriters repurchase previously distributed our debt securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our debt securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of our debt securities will be passed upon for us by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103. Anthony Pantaleoni, a director of ours who owns less than one percent of our outstanding capital stock, is a partner of Fulbright & Jaworski L.L.P.

                                    EXPERTS


     The consolidated financial statements and schedule of Universal Health Services, Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        UNIVERSAL HEALTH SERVICES, INC.

                                DEBT SECURITIES

                            ------------------------
                                   PROSPECTUS

                                           , 2000

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized statement of all estimated amounts of all expenses payable by the Registrant in connection with the registration of the debt securities offered hereby, other than underwriting discounts and commissions:

SEC Registration Fee........................................  $139,000
Securities rating service fee...............................    40,000
Blue Sky fees and expenses..................................    20,000
Accountants' fees and expenses..............................    50,000
Legal fees and expenses.....................................   100,000
Printing and engraving expenses.............................    50,000
Trustee fees................................................     6,000
Miscellaneous...............................................    45,000
                                                              --------
          Total.............................................  $450,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.



     Section 7 of the Registrant's Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.



     The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.


ITEM 16.  EXHIBITS.


 4.1  --   Form of Indenture under which our debt securities are to be issued.
 4.2  --   Form of our debt security.
   5  --   Opinion of Fulbright & Jaworski L.L.P.*
  12  --   Computation of Ratio of Earnings to Fixed Charges.
23.1  --   Consent of Arthur Andersen LLP.
23.2  --   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
           5).*
  24  --   Power of Attorney (included on signature page).*
  25  --   Statement of Eligibility of the Trustee on Form T-1.



* Previously filed.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Commonwealth of Pennsylvania, on January 31, 2000.


                                          UNIVERSAL HEALTH SERVICES, INC.

                                          By: /s/ ALAN B. MILLER
                                            ------------------------------------
                                               Alan B. Miller
                                             Chairman of the Board, President
                                               & Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                                   TITLE                           DATE
---------                                                   -----                           ----
/s/ ALAN B. MILLER                          Chairman of the Board, President,         January 31, 2000
------------------------------------------    Chief Executive Officer and Director
Alan B. Miller                                (Principal Executive Officer)

*                                           Director                                  January 31, 2000
------------------------------------------
Leatrice Ducat

                                            Director
------------------------------------------
John H. Herrell

*                                           Director                                  January 31, 2000
------------------------------------------
Robert H. Hotz

*                                           Director                                  January 31, 2000
------------------------------------------
Sidney Miller

*                                           Director                                  January 31, 2000
------------------------------------------
Anthony Pantaleoni

                                            Director
------------------------------------------
Joseph T. Sebastianelli

                                            Director
------------------------------------------
John F. Williams, Jr.

/s/ KIRK E. GORMAN                          Senior Vice President, Treasurer and      January 31, 2000
------------------------------------------    Chief Financial Officer (Principal
Kirk E. Gorman                                Financial Officer)

*                                           Vice President and Controller             January 31, 2000
------------------------------------------    (Principal Accounting Officer)
Steve G. Filton

*By: /s/ ALAN B. MILLER
----------------------------------------
     Alan B. Miller
     as Attorney-in-Fact